Exhibit 99.1
July 20, 2020
Limelight Networks Reports Strong Financial Results for the Second Quarter of 2020
•Revenue of $58.5 million, up 28% year over year
•GAAP basic EPS of $(0.01) and Non-GAAP EPS of $0.03
•Adjusted EBITDA of $9.7 million
•Increased full year revenue guidance
Limelight Networks, Inc. (Nasdaq: LLNW) (Limelight), a leading provider of video delivery and edge cloud services, today reported revenue of $58.5 million for the second quarter of 2020, up 28 percent, compared to $45.9 million in the second quarter of 2019. Year-over-year currency impact was negative by approximately $0.1 million.
Limelight reported a GAAP net loss of $1.7 million, or $(0.01) per basic share for the second quarter of 2020, compared to net loss of $7.2 million, or $(0.06) per basic share in the second quarter of 2019.
Non-GAAP net income was $3.5 million or $0.03 per basic share for the second quarter of 2020, compared to a non-GAAP net loss of $3.5 million, or $(0.03) per basic share in the second quarter of 2019.

EBITDA was $4.5 million for the second quarter of 2020, compared to negative $2.2 million for the second quarter of 2019. Adjusted EBITDA was $9.7 million for the second quarter of 2020 compared to $1.4 million for the second quarter of 2019.
Limelight ended the second quarter with 627 employees and employee equivalents, up from 616 at the end of the first quarter of 2020, and up from 594 at the end of the second quarter of 2019.

“This is our best ever second quarter financial performance. Our growth, including the over 400 basis point sequential improvement in gross margin, is due to strong execution of our 2020 strategy. Through our relentless focus on expanding capacity, optimizing proactive management of our network, placing more control in the hands of our customers and driving innovation, we are seeing strength across our business and are raising our revenue guidance for 2020,” said Robert Lento, Chief Executive Officer.
As the world continues to navigate through these uncertain times, we play an important role in connecting people to information and entertainment. COVID-19 has created an increased global reliance on the Internet and content delivery, and we expect to emerge larger and financially stronger when the pandemic ends. The remarkable dedication of our people adapting to the challenging times, and the commitment to meeting increased demand with uncompromised quality for our customers is particularly noteworthy. We recognize many face challenges during these times and will continue our efforts to provide value and help overcome the consequential impact of the pandemic on our communities,” Lento added.
Based on current conditions, our full-year 2020 guidance is updated, and is as follows:

Exhibit 99.1

Limelight Networks, Inc.
2020 Guidance

	July 2020	April 2020	December 2019	Actual 2019
Revenue	$230 to $240 million	$225 to $235 million	$220 to $235 million	$200.6 million
GAAP Basic EPS	$(0.10) to break-even	$(0.10) to break-even	$(0.10) to break-even	$(0.14)
Non-GAAP EPS	Break-even to $0.10	Break-even to $0.10	Break-even to $0.10	$(0.02)
Adjusted EBITDA	$28 to $35 million	$25 to $35 million	$25 to $35 million	$18.1 million
Capital expenditures	$25 to $30 million	$25 to $30 million	$25 to $30 million	$34.7 million

Exhibit 99.1

Financial Tables
Limelight Networks, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except per share data)

	June 30, 2020	March 31, 2020	December 31, 2019
	(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,200	$21,421	$18,335
Accounts receivable, net	45,246	34,603	34,476
Income taxes receivable	68	76	82
Prepaid expenses and other current assets	10,241	11,205	9,920
Total current assets	73,755	67,305	62,813
Property and equipment, net	48,908	46,636	46,136
Operating lease right of use assets	11,449	12,084	12,842
Marketable securities, less current portion	40	40	40
Deferred income taxes	1,328	1,361	1,319
Goodwill	77,113	76,867	77,102
Other assets	7,915	8,721	9,117
Total assets	$220,508	$213,014	$209,369
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,004	$14,297	$12,020
Deferred revenue	934	726	976
Operating lease liability obligations	2,390	2,046	2,056
Income taxes payable	169	170	178
Other current liabilities	17,028	18,188	13,398
Total current liabilities	37,525	35,427	28,628
Operating lease liability obligations, less current portion	12,316	12,983	13,488
Deferred income taxes	283	262	239
Deferred revenue, less current portion	265	161	161
Other long-term liabilities	304	318	316
Total liabilities	50,693	49,151	42,832
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; 7,500 shares authorized; no shares issued and outstanding	—	—	—
Common stock, $0.001 par value; 300,000 shares authorized; 121,692, 119,642 and 118,368 shares issued and outstanding at June 30, 2020, March 31, 2020 and December 31, 2019, respectively	122	120	118
Additional paid-in capital	541,363	534,205	530,285
Accumulated other comprehensive loss	(10,031)	(10,549)	(9,210)
Accumulated deficit	(361,639)	(359,913)	(354,656)
Total stockholders’ equity	169,815	163,863	166,537
Total liabilities and stockholders’ equity	$220,508	$213,014	$209,369

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	Percent	June 30,	Percent	June 30,	June 30,	Percent
	2020	2020	Change	2019	Change	2020	2019	Change
Revenue	$58,546	$57,012	3%	$45,904	28%	$115,558	$89,184	30%
Cost of revenue:
Cost of services (1)	29,389	31,113	(6)%	22,769	29%	60,502	45,710	32%
Depreciation — network	5,360	5,150	4%	4,628	16%	10,510	8,944	18%
Total cost of revenue	34,749	36,263	(4)%	27,397	27%	71,012	54,654	30%
Gross profit	23,797	20,749	15%	18,507	29%	44,546	34,530	29%
Gross profit percentage	40.6%	36.4%		40.3%		38.5%	38.7%
Operating expenses:
General and administrative (1)	8,187	7,882	4%	8,340	(2)%	16,069	15,875	1%
Sales and marketing (1)	10,929	11,894	(8)%	10,994	(1)%	22,823	21,966	4%
Research and development (1)	5,572	5,618	(1)%	6,013	(7)%	11,189	11,915	(6)%
Depreciation and amortization	323	341	(5)%	127	154%	665	372	79%
Total operating expenses	25,011	25,735	(3)%	25,474	(2)%	50,746	50,128	1%
Operating loss	(1,214)	(4,986)	NM	(6,967)	NM	(6,200)	(15,598)	NM
Other income (expense):
Interest expense	(71)	(10)	NM	(10)	NM	(82)	(20)	NM
Interest income	6	25	NM	110	NM	31	321	NM
Other, net	(312)	(110)	NM	(70)	NM	(421)	(76)	NM
Total other (expense) income	(377)	(95)	NM	30	NM	(472)	225	NM
Loss before income taxes	(1,591)	(5,081)	NM	(6,937)	NM	(6,672)	(15,373)	NM
Income tax expense	136	176	NM	255	NM	311	378	NM
Net loss	$(1,727)	$(5,257)	NM	$(7,192)	NM	$(6,983)	$(15,751)	NM

Net loss per share:
Basic	$(0.01)	$(0.04)		$(0.06)		$(0.06)	$(0.14)
Diluted	$(0.01)	$(0.04)		$(0.06)		$(0.06)	$(0.14)

Weighted average shares used in per share calculation:
Basic	120,230	118,964		115,275		119,597	114,843
Diluted	120,230	118,964		115,275		119,597	114,843

(1) Includes share-based compensation (see supplemental table for figures)

Exhibit 99.1
Limelight Networks, Inc.
Supplemental Financial Data
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Share-based compensation:
Cost of services	$792	$763	$377	$1,555	$788
General and administrative	2,257	2,241	2,140	4,498	4,234
Sales and marketing	1,322	1,228	598	2,550	1,082
Research and development	880	832	534	1,712	1,001
Total share-based compensation	$5,251	$5,064	$3,649	$10,315	$7,105

Depreciation and amortization:
Network-related depreciation	$5,360	$5,150	$4,628	$10,510	$8,944
Other depreciation and amortization	323	341	127	665	372
Total depreciation and amortization	$5,683	$5,491	$4,755	$11,175	$9,316

Net increase (decrease) in cash, cash equivalents and marketable securities:	$(3,221)	$3,086	$(9,719)	$(135)	$(21,544)

End of period statistics:
Approximate number of active customers	560	573	621	560	621

Number of employees and employee equivalents	627	616	594	627	594

Exhibit 99.1
Limelight Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Operating activities
Net loss	$(1,727)	$(5,257)	$(7,192)	$(6,983)	$(15,751)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	5,683	5,491	4,755	11,175	9,316
Share-based compensation	5,251	5,064	3,649	10,315	7,105
Foreign currency remeasurement (gain) loss	257	(397)	(135)	(140)	(125)
Deferred income taxes	59	(44)	82	15	31
Gain on sale of property and equipment	—	—	(21)	—	(51)
Accounts receivable charges	155	158	437	313	694
Amortization of premium on marketable securities	—	—	8	—	20
Changes in operating assets and liabilities:
Accounts receivable	(10,798)	(285)	(2,031)	(11,083)	(5,751)
Prepaid expenses and other current assets	986	(1,433)	582	(447)	108
Income taxes receivable	10	3	—	13	(2)
Other assets	1,121	626	(1,685)	1,747	(3,422)
Accounts payable and other current liabilities	1,045	5,892	4,230	6,937	6,473
Deferred revenue	313	(250)	(148)	63	(445)
Income taxes payable	—	2	81	2	143
Payments related to litigation, net	—	—	(1,520)	—	(3,040)
Other long term liabilities	(15)	6	22	(11)	(152)
Net cash provided by (used in) operating activities	2,340	9,576	1,114	11,916	(4,849)
Investing activities
Purchases of marketable securities	—	—	(1,013)	—	(10,279)
Sale and maturities of marketable securities	—	—	18,929	—	31,153
Purchases of property and equipment	(8,085)	(6,863)	(11,456)	(14,948)	(16,474)
Proceeds from sale of property and equipment	—	—	17	—	46
Net cash used in investing activities	(8,085)	(6,863)	6,477	(14,948)	4,446
Financing activities
Payment of employee tax withholdings related to restricted stock vesting	(1,430)	(1,515)	(619)	(2,945)	(1,513)
Proceeds from employee stock plans	3,954	2,138	1,095	6,092	1,103
Net cash provided by (used in) financing activities	2,524	623	476	3,147	(410)
Effect of exchange rate changes on cash and cash equivalents	—	(250)	132	(250)	128
Net (decrease) increase in cash and cash equivalents	(3,221)	3,086	8,199	(135)	(685)
Cash and cash equivalents, beginning of period	21,421	18,335	16,499	18,335	25,383
Cash and cash equivalents, end of period	$18,200	$21,421	$24,698	$18,200	$24,698
Use of Non-GAAP Financial Measures
To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss), EBITDA and Adjusted EBITDA as supplemental measures of operating performance. These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis. We consider Non-GAAP net income (loss) to be an important indicator of overall business performance. We define Non-GAAP net income (loss) to be U.S. GAAP net income (loss) adjusted to exclude share-based compensation. We believe that EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries. We define EBITDA as U.S. GAAP net income (loss) adjusted to exclude depreciation and amortization, interest expense, interest and other (income) expense, and income tax expense. We define Adjusted EBITDA as EBITDA adjusted to exclude share-based compensation. We use Adjusted EBITDA as a supplemental measure to review and assess operating performance. Our management uses these Non-GAAP financial measures because, collectively, they provide valuable information on the performance of our on-going operations, excluding non-cash charges, taxes and non-core activities (including interest payments related

Exhibit 99.1
to financing activities). These measures also enable our management to compare the results of our on-going operations from period to period, and allow management to review the performance of our on-going operations against our peer companies and against other companies in our industry and adjacent industries. We believe these measures also provide similar insights to investors, and enable investors to review our results of operations “through the eyes of management.”
Furthermore, our management uses these Non-GAAP financial measures to assist them in making decisions regarding our strategic priorities and areas for future investment and focus.
The terms Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Our Non-GAAP net income (loss), EBITDA and Adjusted EBITDA have limitations as analytical tools, and when assessing our operating performance, Non-GAAP net income (loss), EBITDA and Adjusted EBITDA should not be considered in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with U.S. GAAP. Some of these limitations include, but are not limited to:
•  EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•  These measures do not reflect changes in, or cash requirements for, our working capital needs;
•  Non-GAAP net income (loss) and Adjusted EBITDA do not reflect the cash requirements necessary for litigation costs, including provision for litigation and litigation expenses;
•  These measures do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;
•  These measures do not reflect income taxes or the cash requirements for any tax payments;
•  Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;
•  While share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and
•  Other companies may calculate Non-GAAP net income (loss), EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.
We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management's analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented in thousands:
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Item 10(e) of Regulation S-K, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures. Per share amounts may not foot due to rounding.

Exhibit 99.1

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(In thousands)
(Unaudited

	Three Months Ended						Six Months Ended
	June 30, 2020		March 31, 2020		June 30, 2019		June 30, 2020		June 30, 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
U.S. GAAP net loss	$(1,727)	$(0.01)	$(5,257)	$(0.04)	$(7,192)	$(0.06)	$(6,983)	$(0.06)	$(15,751)	$(0.14)
Share-based compensation	5,251	0.04	5,064	0.04	3,649	0.03	10,315	0.09	7,105	0.06
Non-GAAP net income (loss)	$3,524	$0.03	$(193)	$—	$(3,543)	$(0.03)	$3,332	$0.03	$(8,646)	$(0.08)

Weighted average shares used in per share calculation:		120,230		118,964		115,275		119,597		114,843

Limelight Networks, Inc.
Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
U.S. GAAP net loss	$(1,727)	$(5,257)	$(7,192)	$(6,983)	$(15,751)
Depreciation and amortization	5,683	5,491	4,755	11,175	9,316
Interest expense	71	10	10	82	20
Interest and other (income) expense	306	85	(40)	390	(245)
Income tax expense	136	176	255	311	378
EBITDA	$4,469	$505	$(2,212)	$4,975	$(6,282)
Share-based compensation	5,251	5,064	3,649	10,315	7,105
Adjusted EBITDA	$9,720	$5,569	$1,437	$15,290	$823

For future periods, we are unable to provide a reconciliation of EBITDA and Adjusted EBITDA to net income (loss) as a result of the uncertainty regarding, and the potential variability of, the amounts of depreciation and amortization, interest expense, interest and other (income) expense and income tax expense, that may be incurred in the future.
Conference Call
At approximately 4:30 p.m. EST (1:30 p.m. PST) today, management will host a quarterly conference call for investors. Investors can access this call toll-free at 877-296-5190 within the United States or +1 412-317-5233 outside of the U.S. The conference call will also be audio cast live from http://www.limelight.com and a replay will be available following the call from the Limelight website

Exhibit 99.1
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. These statements include, among others, statements regarding our expectations regarding revenue, gross margin, non-GAAP net income, capital expenditures, and our future prospects. Our expectations and beliefs regarding these matters may not materialize. The potential risks and uncertainties that could cause actual results or outcomes to differ materially from the results or outcomes predicted include, among other things, reduction of demand for our services from new or existing customers, unforeseen changes in our hiring patterns, adverse outcomes in litigation, and experiencing expenses that exceed our expectations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online on our investor relations website at investors.limelightnetworks.com and on the SEC website at www.SEC.gov. All information provided in this release and in the attachments is as of July 20, 2020, and we undertake no duty to update this information in light of new information or future events, unless required by law.
About Limelight
Limelight Networks Inc., (NASDAQ: LLNW), a leading provider of digital content delivery, video, cloud security, and edge computing services, empowers customers to provide exceptional digital experiences. Limelight’s edge services platform includes a unique combination of global private infrastructure, intelligent software, and expert support services that enable current and future workflows. For more information, please visit www.limelight.com, follow us on Twitter, Facebook and LinkedIn.
Copyright (C) 2020 Limelight Networks, Inc. All rights reserved. All product or service names are the property of their respective owners.
Source: Limelight Networks
CONTACT:
Limelight Networks, Inc.
Sajid Malhotra, 602-850-5778
ir@llnw.com
Ticker Slug:
Ticker: LLNW
Exchange: NASDAQ